

GENERAL MOLY

The Right Moly Investment

European Non-Deal Road Show

Bruce D. Hansen

Chief Executive Officer

June 23-27, 2008

CREDIT SUISSE

Risk Mitigation at Mt. Hope:
Off-take agreements insulate against price risk

General Moly has two off-take agreements

- ArcelorMittal purchased 10% of Company's equity in November 2007
  - 8.257M shares at $8.50 per share → $70M in proceeds to GMO
  - 6.5M lb (+/- 10%) off-take agreement for five years
- SeAH Besteel off-take completed in May 2008
  - 4.0M lb (+/- 10%) off-take agreement for five years

Both off-take agreements contain hard floor prices between $11-$14 per pound and modest discounts above floor price



Off-take agreements provide assurance to future debt-holders by covering interest payments on anticipated debt levels, even at Moly prices equal to cash costs